Exhibit 8.2

OUR REF. GA/AW/IPO/252477

In regard to this letter, please contact	Agnes Wong	Telephone no.	2160 2342
	Alice Li		3841 7958

21 January 2026

BY POST & BY EMAIL

Cloud Data Holdings Corporation

1507-1510 Office Tower, Convention Plaza

1 Harbor Road, Wan Chai, Hong Kong

Attention: Board of Directors

Dear Sirs,

Re:	Hong Kong Legal Opinion

1.	We are instructed by Cloud Data Holdings Corporation, a company incorporated in the Cayman Islands with limited liability (the “Company”) in relation to the Company’s proposed listing of its certain ordinary shares (the “Ordinary Shares”) on Nasdaq Capital Market by way of an initial public offering (the “IPO”) (the “Purpose”) as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (collectively, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission of the United States of America (the “SEC”) under the U.S. Securities Act of 1993 (as amended) in relation to the IPO.

2.	We have acted as the Hong Kong legal advisers (the “Engagement”) to the Company, which indirectly holds the entire issued share capital of Cloud Data Network Limited, a company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) with limited liability, a wholly-owned subsidiary of the Company (“Cloud Data HK”).

3.	We confirm that we are lawyers qualified to practice in Hong Kong to give this legal opinion (the “Opinion”).

Partners		Consultants		Registered foreign lawyers
A. S. K. LAM JP # 林新強律師 R. H. C. HUNG 孔慶志律師 S. M. WAN 溫韶文律師 J. L. H. TAN 譚露華律師 J. J. K. HORNE 韓進傑律師	T. S. T. SO JP # @ 蘇紹聰律師 J. L. Y. MA # 馬立恩律師 A. H. F. YAN @ 殷凱輝律師 A. S. T. WONG 王倩彤律師	E. H. C. MUI *L 梅浩洲律師 A. K. M. LEUNG # @ 梁錦明律師 C. H. TAN 陳聰發律師	J. Y. M. LIU * # 廖依敏律師 S. K. SIM 沈士珖律師 N. J. FU 傅婧律師	T. F. SHEN (PRC) 沈田豐律師 H. N. HUANG (PRC) 黃寧寧律師 K. Y. Z. XUE (PRC) 薛義忠律師 X. M. WANG (PRC) 王雪梅律師 T. H. TIAN (PRC) 田宏律師	X. Y. ZHANG (PRC) 張湘玉律師 * NOTARY PUBLIC 國際公証人 # CHINA-APPOINTED ATTESTING OFFICER 中國委托公証人 L NOTARY PUBLIC (Ontario, Canada) @ MEDIATOR 調解員

4.	For the purpose of this Opinion, we have reviewed and examined copies of the Registration Statement, and such other documents as we have considered necessary or advisable for the purpose of rendering this Opinion, which are provided to us by the Company and Cloud Data HK and/or obtained through public searches (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon statements issued or made by, among others, appropriate representatives of the Company or Cloud Data HK.

Assumptions and Qualifications

5.	For the purposes of this Opinion, we have assumed without independent investigation that:

(a)	all Documents submitted to us in relation to the Engagement as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals; and

(b)	where applicable, all signatures, seals and chops on the Documents are genuine, authentic and complete; and

(c)	where applicable, all individuals signing or executing the Documents have the requisite legal capacity and/or are duly authorised to sign or execute the Documents; and

(d)	all information provided by the Company and/or Cloud Data HK is true and correct; and

(e)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion; and

(f)	the Documents contain all relevant information which is material for the purposes of this Opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this Opinion; and

(g)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

6.	This Opinion is limited to and is given based on our understanding of the current laws in Hong Kong as at the date hereof. As we are lawyers qualified to practise in the jurisdiction of Hong Kong, this Opinion shall not be taken to express or imply any opinion on the laws of any jurisdictions other than Hong Kong and we have not investigated the laws of any jurisdiction other than Hong Kong.

7.	The laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

8.	This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This Opinion speaks as of its date and we undertake no obligation to update this Opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to any person or entity of any subsequent events, facts or other matters which might affect the opinions given herein.

9.	This Opinion is based on our understanding of the laws of Hong Kong. For matters not explicitly provided under the laws of Hong Kong, the interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinions stated in this Opinion.

10.	Our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong.

11.	This Opinion is based solely upon our inspection of the Documents, without any further independent investigation with respect thereto. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong

12.	The searches conducted by us do not reveal conclusively whether or not such an order, resolution or notice has been made, as certain documents may be immediately filed with the Companies Registry of Hong Kong, Official Receivers’ Office and the courts of Hong Kong and even if filed, may not be immediately registered or entered into the public records or database.

13.	Nothing in this Opinion shall be construed as an opinion that the Registration Statement complies with any legal or regulatory requirement as to its contents.

14.	This Opinion is provided to you solely for the Purpose. As such, they may be relied upon by you only in consummating the Purpose and may not be used or relied upon on any other transactions or matters or by any other person for any other purposes whatsoever without our prior written consent.

Legal opinion

15.	Subject to the Assumptions and Qualifications listed and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this Opinion as we consider relevant, we are of the Opinion that:-

(a)	solely based on the results from company searches on Cloud Data HK at the Companies Registry of Hong Kong on 14 January 2026, results from winding-up searches on Cloud Data HK at the Official Receiver’s Office in Hong Kong on 17 December 2025, and results from the litigation searches on Cloud Data HK conducted through ECREDIT MANAGEMENT LIMITED on 17 December 2025:

(i)	Cloud Data HK was incorporated in Hong Kong, and has since then been validly existing under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong);

(ii)	no resolution has been passed to voluntarily wind up Cloud Data HK;

(iii)	no winding up petition has been presented to Cloud Data HK;

(iv)	no order has been made by any court for the winding up or administration of Cloud Data HK;

(v)	no receiver or administrator has been appointed in relation to Cloud Data HK or any of its assets or revenues; and

(vi)	we are not aware of any actions, suits or proceedings before the courts of Hong Kong against Cloud Data HK;

(b)	the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Regulation” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong laws and legal matters relating the Company’s business activities in Hong Kong with respect to the regulations, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(c)	the statements set forth in the Registration Statement under the caption “Taxation – Hong Kong Taxation” and “Enforceability of Civil Liabilities – Hong Kong” are true and accurate in all material respects and that such statements constitute our opinion.

16.	Save as the above, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Grandall Zimmern Law Firm
Grandall Zimmern Law Firm

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